                               FIRST AMENDMENT TO
                               PURCHASE AGREEMENT


         FIRST AMENDMENT TO PURCHASE AGREEMENT (this "AMENDMENT") dated as of July 2, 2000, between THOMAS & BETTS CORPORATION, a Tennessee corporation ("SELLER"), and TYCO GROUP S.A.R.L., a Luxembourg corporation ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, Buyer and Seller have entered into a Purchase Agreement, dated as of May 7, 2000 (the "PURCHASE AGREEMENT"); and

         WHEREAS, the parties hereto wish to amend the Purchase Agreement and to amend the Disclosure Schedules relating to the Purchase Agreement as set forth below.

         NOW, THEREFORE, IT IS AGREED:

         1. AMENDMENTS. The Purchase Agreement is hereby amended as follows:

                  (a) Section 1.01 of the Purchase Agreement is hereby amended by inserting the following directly after the definition of "Foreign Acquired Subsidiaries":

                           ""HOLDBACK AMOUNT" shall mean $50,000,000."

                  (b) Section 2.07 of the Purchase Agreement is hereby amended by deleting Section 2.07(a)(i) in its entirety and inserting in lieu thereof the following:

                                    "(i) Buyer shall deliver $750,000,000, less
                           (1) any third-party indebtedness for borrowed money and any pre-payment penalties relating thereto of any Acquired Subsidiary outstanding as of the Closing Date, less (2) the Holdback Amount. Buyer shall deliver such amount in immediately available funds by wire transfer to an account or accounts designated by Seller, by notice to Buyer, not later than two business days prior to the Closing Date."


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                  (c) Section 2.09 of the Purchase Agreement is hereby amended by deleting Section 2.09(c) in its entirety and inserting in lieu thereof the following:

                           "Any payment pursuant to Section 2.09(a) or 2.09(b) shall be made in accordance with the provisions of
                           Section 2.10(c) hereof and at a mutually convenient time and place within 10 days after Final Working Capital and Final Long-Term Tangible Assets have been determined pursuant to this Section 2.09 (the date of such payment, the "FINAL SETTLEMENT DATE"). The amount of any payment to be made pursuant to this
                           Section 2.09 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to 6.5% (the "CALCULATION RATE"). Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed (the "CALCULATION METHOD"). The aggregate payment required to be made under this Section 2.09(c), if any, is referred to as the "PURCHASE PRICE ADJUSTMENT Payment"."

                  (d) Article 2 of the Purchase Agreement is hereby amended by inserting the following section immediately following the final sentence of Section 2.09:

                           2.10. SUBSEQUENT CLOSINGS; SETTLEMENT OF HOLDBACK AND PURCHASE PRICE ADJUSTMENT. (a) [Intentionally deleted]

                           (b) At the Subsequent Closing relating to Thomas & Betts Hungary Kft. (the "HUNGARY CLOSING"), Buyer shall pay to Seller in immediately available funds, by wire transfer to an account designated by Seller, an amount equal to $15,000,000 (the "HUNGARY PURCHASE PRICE PAYMENT") plus interest on such amount from and including the Closing Date to but excluding the date of payment at the Calculation Rate and based on the Calculation Method. At the Subsequent Closing relating to Thomas & Betts Monterrey, Thomas & Betts Hermosillo and Thomas & Betts de Mexico (the "MEXICO CLOSING"), Buyer shall pay to Seller in immediately available funds, by wire transfer to an account designated by Seller, an amount equal to $735,000 (the "MEXICO PURCHASE PRICE PAYMENT") plus


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                           interest on such amount from and including the
                           Closing Date to but excluding the date of payment at the Calculation Rate and based on the Calculation Method. Notwithstanding the foregoing, (i) if the Hungary Closing occurs after the Mexico Closing, then the Hungary Purchase Price Payment shall be reduced by $735,000, (ii) if the Mexico Closing occurs after the Hungary Closing, then the Mexico Purchase Price Payment shall be reduced by $735,000, and (iii) if the Mexico Closing and the Hungary Closing occur simultaneously, then the aggregate of the Mexico Purchase Price Payment and the Hungary Purchase Price Payment shall not exceed $15,000,000; PROVIDED, that in no case shall such reduction affect the purchase price allocation as agreed between the parties.

                           (c) In the event that a payment is required to be made by Seller to Buyer pursuant to Section 2.09(c) hereof:

                           (i) if (x) the Purchase Price Adjustment Payment exceeds (y) the sum of $35,000,000 plus interest on such amount from and including the Closing Date to but excluding the Final Settlement Date at the Calculation Rate and based on the Calculation Method, then Seller shall pay to Buyer the difference thereof; and

                           (ii) if (x) the Purchase Price Adjustment Payment is less than (y) the sum of $35,000,000 plus interest on such amount from and including the Closing Date to but excluding the Final Settlement Date at the Calculation Rate and based on the Calculation Method, Buyer shall pay to Seller the difference, in each case, by wire transfer of immediately available funds and in full satisfaction of Seller's obligation under 2.09(c).

                           (d) In the event that no payment is required by Seller to Buyer pursuant to Section 2.09(c) hereof, Buyer shall pay to Seller the sum of $35,000,000 plus interest on such amount from and including the Closing Date to but excluding the date of payment, at the Calculation Rate and based on the Calculation Method by wire transfer of immediately available funds to an account designated by Seller. Such payment shall be made within 10 days after


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

                           Final Working Capital and Final Long-Term Tangible Assets have been determined pursuant to Section 2.10(b).



                  (e) Article 7 of the Purchase Agreement is hereby amended by inserting the following section immediately following the last sentence of Section 7.08.

                           "Section 7.09. SUPPLY AGREEMENT. After the Closing, Seller and Buyer shall negotiate in good faith and use their reasonable best efforts to enter into a supply agreement, pursuant to which Purchaser and its Affiliates will supply to Seller and its Affiliates the products manufactured by the Business under Product Line 080 (as described in Annex F)."

                  (f) Article 7 of the Purchase Agreement is hereby further amended by inserting the following section immediately following the last sentence of Section 7.09.

                           "Section 7.10. GUARANTIES AND SIMILAR INSTRUMENTS. Following the Closing, Buyer will use its reasonable best efforts to cause itself or one of its Affiliates to be substituted in all respects for Seller or its Affiliates in respect of all obligations of Seller and its Affiliates under all guaranties, letters of credit, bid bonds, performance and other similar bonds obtained by Seller or any of its Affiliates for the benefit of any Acquired Subsidiary, including, without limitation, such instruments set forth on
                           Schedule 7.10 hereto. If Buyer is unable to effect such a substitution, it will use its reasonable best efforts to obtain and have issued replacements for each such guaranty, letter of credit, bid bond, performance or other similar bond, each of which shall be substantially similar to that being so replaced and to obtain any amendments, novations, releases, waivers, consents or approvals necessary to release Seller and its Affiliates. Buyer agrees to indemnify and hold harmless Seller and its Affiliates from any and all damage, loss, liability and expense (including, without limitation, reasonable attorneys' fees and expenses) arising subsequent to the Closing Date under all such guaranties, letters of credit, bid bonds, performance and other similar


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                           bonds until all such guaranties, letters of credit
                           and bonds have been replaced and all obligations thereunder have been released. Seller will furnish to Buyer such information with respect to such guaranties, letters of credit, bid bonds, performance and other similar bonds as Buyer may require in order to fulfill its obligations under this Section 7.10."

                  (g) Section 9.01(b) of the Purchase Agreement is hereby further amended by deleting the words "Seller or any Acquired Subsidiary" from the third sentence thereof and inserting in lieu thereof "Seller or any Affiliate of Seller".

                  (h) Section 9.02 of the Purchase Agreement is hereby amended by deleting Section 9.02(a) in its entirety and inserting the following section in lieu thereof:

                           Section 9.02 SELLER PLANS. (a) Except as expressly set forth herein, Seller or its designated Affiliates shall retain or reimburse Buyer for all liabilities and obligations (including any underfunding of defined benefit plans as of the Closing Date) in respect of benefits accrued under all benefit plans or arrangements maintained, administered or contributed to by Seller or its Affiliates, including the Employee Plans and International Plans, in respect of each Transferred Employee, employee, or former employee (including any beneficiary thereof). Except as expressly set forth herein, no assets of any benefit plans or arrangements maintained, administered or contributed to by Seller or any Affiliate thereof, including any Employee Plan or International Plan, shall be transferred to Buyer or any of its Affiliates or to any plan of Buyer or any of its Affiliates; PROVIDED, that Seller shall not retain, and Buyer shall assume, any and all obligations and liabilities with respect to benefits accrued by Transferred Employees during the transitional services period as provided for in Annex J; and PROVIDED FURTHER, that in the case of any Employee Plan or International Plan maintained by an Acquired Subsidiary (an "ACQUIRED SUBSIDIARY PLAN") and pursuant to which such Acquired Subsidiary (or any other Affiliate of Buyer) will retain any pre-closing liabilities after the Closing Date, any assets maintained in connection with such liabilities by


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                           such Acquired Subsidiary (or in a trust or similar
                           entity established by such Acquired Subsidiary) immediately prior to the Closing Date shall continue to be maintained by such Acquired Subsidiary or entity after the Closing Date. Benefit accruals in respect of Transferred Employees under any Employee Plan or International Plan other than an Acquired Subsidiary Plan shall cease at the later of the Closing Date or end of the transitional period as provided for in Annex J. Seller and Buyer agree that, except where alternative arrangements have been specifically agreed in writing between Buyer and Seller, all liabilities of Acquired Subsidiaries under existing Acquired Subsidiary Plans providing for retirement, deferred compensation or similar benefits (an "ACQUIRED SUBSIDIARY RETIREMENT PLAN") shall be retained by the applicable Acquired Subsidiary following the Closing. Following the Closing, Seller and Buyer shall use their best efforts, and shall cause their respective actuaries to cooperate, to agree on the actuarial present value of the unfunded liabilities that are retained by Acquired Subsidiaries under each Acquired Subsidiary Retirement Plan pursuant to FASB 87 as of the Closing Date (such present value with respect to each such Plan, the "PRE-CLOSING ACQUIRED SUBSIDIARY PLAN OBLIGATION" with respect to such Plan). If during the 90-day period following the Closing Date (or, in the case of Acquired Subsidiary Retirement Plans for which plan documents were not made available to Buyer or one of its Affiliates prior to the Closing Date, within the 90-day period following the discovery thereof), Seller and Buyer are unable to agree on the Pre-Closing Acquired Subsidiary Plan Obligation with respect to any Acquired Subsidiary Retirement Plan, they shall promptly refer the matter to a mutually acceptable, internationally recognized actuarial firm with no material relationship with Buyer, Seller or their Affiliates (the "ACTUARIAL REFEREE"). The parties shall instruct the Actuarial Referee to determine the Pre-Closing Acquired Subsidiary Plan Obligation with respect to such Plan as promptly as practicable, and such determination shall be final and binding upon Seller and Buyer. The costs of the review by the Actuarial Referee shall be borne equally by Seller and Buyer. "FINAL PRE-CLOSING ACQUIRED SUBSIDIARY PLAN OBLIGATION" with respect to any Acquired Subsidiary Retirement Plan shall


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                           mean (i) the Pre-Closing Acquired Subsidiary Plan
                           Obligation with respect to such Plan as mutually agreed between Buyer and Seller or, (ii) in the event such matter is submitted to the Actuarial Referee, the Pre-Closing Acquired Subsidiary Plan Obligation with respect to such Plan as determined by the Actuarial Referee. Within 10 days after the Final Pre-Closing Acquired Subsidiary Plan Obligation with respect to any Acquired Subsidiary Retirement Plan has been determined, Seller shall pay to Buyer an amount equal to the Final Pre-Closing Acquired Subsidiary Plan Obligation with respect to such Plan, together with interest on such amount from and including the Closing Date to but excluding the date of payment, at the Calculation Rate and based on the Calculation Method. All liabilities with respect to benefits under the Acquired Subsidiary Retirement Plans as of and after the Closing Date shall be Assumed Liabilities. All health care and dependant care flexible spending accounts maintained with respect to Transferred Employees under the Seller's cafeteria plan shall be transferred to the Buyer or one of its Affiliates.

                  (i) Article 9 of the Purchase Agreement is hereby further amended by inserting the following section immediately following the last sentence of Section 9.05:

                           SECTION 9.06. CANADIAN EMPLOYEES. Notwithstanding anything in this Agreement to contrary, (i) for purposes of this Agreement, "Business Employees" shall include the nine Canadian employees of Thomas & Betts Ltd. previously identified by Seller to Buyer or an Affiliate of Buyer (such employees, the "CANADIAN EMPLOYEES"), and (ii) for purposes of this Agreement, the term "Business Employee" as used in the definition of "International Plan" shall also be understood to include the Canadian Employees.

                  (j) Article 10 of the Purchase Agreement is hereby amended by deleting Section 10.01(b) in its entirety and inserting in lieu thereof the following:

                           Notwithstanding the foregoing, in the event that all of the conditions set forth in this Article 10 are satisfied with


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

                           respect to the Key Countries and the condition set forth in Section 10.02(d) is satisfied, but such conditions (except for the condition set forth in Section 10.02(d)) are not satisfied with respect to one or more other jurisdictions, Seller and Buyer agree to consummate the Closing with respect to those assets and liabilities of the Business for which (1) all required approvals and consents described in
                           Section 10.01(a) have been obtained, or (2) no approvals or consents are required (a "PRIMARY CLOSING"). The closing or closings with respect to the Purchased Assets and Assumed Liabilities not transferred, assigned, purchased and accepted at the Primary Closing (each, a "SUBSEQUENT CLOSING") shall occur as promptly as practical after receipt of the remaining approvals and consents referred to in
                           Section 10.01(a). From the Primary Closing, the entirety of the Business shall be operated for the benefit and detriment of Buyer.

                  (k) Article 13 of the Purchase Agreement is hereby amended by inserting the following section immediately following the last sentence of Section 13.12:

                           "SECTION 13.13. REPRESENTATIONS AND WARRANTIES; INTERPRETATION. Seller and Buyer acknowledge and agree that all representations and warranties with respect to the subject matter of this Agreement are contained in this Agreement, and that no representations or warranties, express or implied, are made by either party or their respective Affiliates in any other document or instrument that is delivered to effect the transactions contemplated by this Agreement. All documents and instruments delivered pursuant to this Agreement and shall be construed consistently with this Agreement. In the event of any inconsistencies, the terms of this Agreement shall control."

                  (l) Annex A to the Purchase Agreement is hereby amended by deleting Item 1 thereof in its entirety and inserting in lieu thereof the following:

                          "1. Seller will contribute certain U.S. assets
                           primarily related to the Business to Augat, Inc. The parties will mutually agree in good faith on steps to the Reorganization regarding contributions before such contributions are made.


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                           All other U.S. assets primarily related to the
                           Business will be transferred directly by Seller or an Affiliate of Seller to Buyer or a Buyer Designee at the Closing.

                  (m) Annex A to the Purchase Agreement is hereby further amended by deleting Item 3 thereof in its entirety and inserting in lieu thereof the following:

                           3. Seller will move external debt (except as otherwise agreed between Seller and Buyer) and cash, cash equivalents, marketable securities and similar investments out of Acquired Subsidiaries; PROVIDED that Seller may leave up to $5,000,000 in the aggregate of cash in the Acquired Subsidiaries at Closing; and PROVIDED FURTHER, that if more than $5,000,000 in the aggregate of cash is left in the Acquired Subsidiaries at Closing, Seller shall indemnify Buyer and its Affiliates for any costs, including, without limitation, Taxes in repatriating such amount of cash in excess of $5,000,000. For each Acquired Subsidiary, Seller shall settle or write off all intercompany loans, intercompany payables and intercompany receivables of each Acquired Subsidiary effective as of or prior to the Closing Date.

                  (n) Annex B to the Purchase Agreement is hereby amended by:

                           (i) deleting Item 7 of Annex B in its entirety and
                  inserting in lieu thereof the following:

                           "7. Certain assets (trade receivables and inventory) of T&B Ltd. (Canada) from the product lines listed in Annex F. These assets will be contributed to Thomas & Betts Photon Systems Inc., a Canadian subsidiary of Seller, and the shares of such subsidiary will be sold to Buyer or a Buyer Designee."

                           (ii) inserting the following immediately following
                  Item 10 of Annex B:

                           "10. All accounts payable and property, plant and equipment with respect to the Bluffton, SC sales office, if any, and the Grapevine, TX and Carlsbad, CA sales offices and the Irvine, CA sales office.


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                           11. Inventory relating to the product lines listed in
                           Annex F owned by Thomas & Betts Pty. Ltd., an Australian subsidiary of Seller.

                           12. Property, plant and equipment, inventory, accounts payable and certain other assets of T&B Corporation relating to the Business with respect to the Irvine, CA, Inman, SC, Romeoville, IL, Downers Grove, IL, Rochelle, IL, and Brooksville, FL facilities and Thomas & Betts Corporation's headquarters in Memphis, TN.

                  (o) Schedule 3.03 to the Purchase Agreement is hereby amended by deleting Schedule 3.03 in its entirety and substituting in lieu thereof a new Schedule 3.03 in the form attached to this Amendment as
         Schedule 3.03.

                  (p) Schedule 3.06(b) to the Purchase Agreement is hereby amended by deleting Schedule 3.06(b) in its entirety and substituting in lieu thereof a new Schedule 3.06(b) in the form attached to this Amendment as Schedule 3.06(b).

                  (q) Schedule 3.10 to the Purchase Agreement is hereby amended by deleting Schedule 3.10 in its entirety and substituting in lieu thereof a new Schedule 3.10 in the form attached to this Amendment as
         Schedule 3.10.

                  (r) Schedule 3.11 to the Purchase Agreement is hereby amended by deleting Schedule 3.11 in its entirety and substituting in lieu thereof a new Schedule 3.11 in the form attached to this Amendment as
         Schedule 3.11.

                  (s) Schedule 3.14(b) to the Purchase Agreement is hereby amended by deleting Schedule 3.14(b) in its entirety and substituting in lieu thereof a new Schedule 3.14(b) in the form attached to this Amendment as Schedule 3.14(b).

                  (t) Schedule 3.19 to the Purchase Agreement is hereby amended by deleting Schedule 3.19 in its entirety and substituting in lieu thereof a new Schedule 3.19 in the form attached to this Amendment as
         Schedule 3.19.


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                  (u) The Schedules to the Purchase Agreement are hereby amended by inserting immediately after Schedule 5.01 thereof a new Schedule
         7.10 in the form attached to this Amendment as Schedule 7.10.

          2. DEFINED TERMS. Defined terms used herein but not otherwise defined herein shall have the meanings specified in the Purchase Agreement.

          3. CAPTIONS. The captions in this Amendment are included for convenience of reference only and shall be ignored in the construction or interpretation of the provisions of this Amendment.

          4. COUNTERPARTS; EFFECTIVENESS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party to this Amendment shall have received a counterpart hereof signed by the other party hereto.

          5. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.

          6. AGREEMENT AS AMENDED. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Purchase Agreement. From and after the date hereof, all references to the Purchase Agreement shall be deemed references to the Purchase Agreement as amended and supplemented hereby.


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         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed in their respective corporate names by their respective officers, each of whom is duly and validly authorized and empowered, all as of the day and year first written above.



                                            THOMAS & BETTS CORPORATION

                                            By: ____________________________
                                                Name:
                                                Title:



                                            TYCO GROUP S.A.R.L.


                                            By: ____________________________
                                                Name:
                                                Title: